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                                                                    Exhibit 23.3

                          CONSENT OF INDEPENDENT AUDITORS OF
                       MINOWA BANCSHARES, INC. AND SUBSIDIARIES


To the Board of Directors
Minowa Bancshares, Inc. and Subsidiaries
Decorah, Iowa


    We consent to the reference to our firm under the caption "Experts" and to the use of our audit report dated February 1, 1995, with respect to the consolidated financial statements of Minowa Bancshares, Inc. and Subsidiaries incorporated by reference in the Registration Statement (Form S-3) and related Prospectus of Community First Bankshares, Inc. for the registration of up to an aggregate $150,000,000 of common stock, preferred stock and debt securities of the Company.


                                                 Hacker, Nelson & Co., P.C.

Decorah, Iowa
October 7, 1997